Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cocrystal Pharma, Inc.

Bothell, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-231022 and No. 333-237738) and on Form S-8 (No. 333-193161 and No. 333-224869) of Cocrystal Pharma, Inc. of our report dated March 29, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ Weinberg & Company
Los Angeles, California
March 29, 2023